INVESTORS REAL ESTATE TRUST
                            12 South Main
                           Minot, ND  58701
                        (701) 837-IRET (4738)


                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given to the Shareholders of Investors Real Estate Trust that the 29th Annual Meeting of Shareholders will be held in the Executive Room, International Inn, in Minot, North Dakota, at 7:00 P.M. on Tuesday, August 17, 1999, for the following purposes:

     1.  To elect nine trustees of the Trust.
     2. To ratify or reject the selection of Brady, Martz & Associates, P.C. as Independent Certified Public Accountants for the Trust; and
     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The date fixed by the Board of Trustees as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on May 31, 1999.

     You are cordially invited to attend the Annual Meeting in person.

     Shareholders who do not expect to be present personally at the meeting are urged to fill in, date, sign, and return the accompanying proxy in the enclosed envelope. It is important that your shares be represented and voted at the meeting. The Board of Trustees sincerely hopes that all Shareholders are able to attend the Annual Meeting.

     By order of the Board of Trustees this 28th day of July, 1999.

     Diane K. Bryantt
     Secretary

                           YOUR VOTE IS IMPORTANT!

     Please indicate your voting instructions on the enclosed proxy. Date, sign, and return it in the stamped envelope provided. To avoid additional expense of further solicitation, we ask your cooperation in mailing your proxy promptly.

                               PROXY STATEMENT

                        INVESTORS REAL ESTATE TRUST
                                12 South Main
                               Minot, ND  58701

SOLICITATION
------------
     The enclosed proxy is solicited by the Board of Trustees of Investors Real Estate Trust in connection with the Annual Meeting of Shareholders to be held on August 17, 1999, and it may be revoked by you at any time prior to its use. The shares represented by the proxies received will be voted at the meeting by the representative of the Board of Trustees. This proxy statement is expected to be mailed on July 28, 1999 to Shareholders of record as of May 31, 1999.

     As of May 31, 1999, there were issued and outstanding 18,988,803 shares of Beneficial Interest of Investors Real Estate Trust and each such outstanding share of Beneficial Interest is entitled to one vote. To the Trust's knowledge, no person is the beneficial owner of 5% or more of the outstanding shares of Beneficial Interest of the Trust.

     Only stockholders of record on the books of the Trust at the close of business on May 31, 1999, will be entitled to vote at the meeting.

     All expenses in connection with the solicitation of this proxy will be paid by the Trust.

     Any proxy given pursuant to this solicitation and received by the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below, FOR the ratification of the appointment of Brady, Martz & Associates P.C. as independent certified public accounts for the Trust's fiscal year ending April 30, 2000, and, in the direction of the proxies, on any other matter properly brought before the meeting or any adjournment thereof. You may revoke the proxy by giving written notice thereof to the secretary of the meeting, by executing a later proxy or by attending the meeting and voting your shares in person.

NOMINEES FOR ELECTION AS TRUSTEES
---------------------------------
     It is intended that the proxies received will be voted for the election of the nominees named below, seven of whom are presently members of the Board of Trustees of Investors Real Estate Trust. Although the Board does not contemplate that any of the nominees will be unable to serve, in the event any nominee is unable or declines to serve as a trustee at the time of the Annual Meeting, the proxy will be voted for any nominee who shall be designated by the present Board of Trustees to fill such vacancy. The term of office for which trustees are elected is until the next Annual Meeting of Shareholders and until their successors are elected or appointed. The tabulation below shows information concerning each nominee for Trustee and the Trust's advisor.

NOMINEE AND POSITION     PRINCIPAL OCCUPATION                      TRUSTEE
WITH TRUST               DURING PAST 5 YEARS                       SINCE
-------------------------------------------------------------------------------
C. Morris Anderson       Director of Dakota Boys Ranch
age 70                   (26 yrs.); President of North
Trustee                  Hill Bowl, Inc.; Chairman of the
                         Board, International Inn, Inc. and
                         Director, NorwesT Bank Minot, N.A.        1970

Ralph A. Christensen     Retired rancher; former Director
age 70                   of First Bank - Minot, N.A.;
Trustee and Chairman     Chairman of IRET                          1970

John F. Decker           Investment Advisor and Managing
age 57                   Director, Piper Jaffray. 30
Trustee                  years' experience in the
                         securities business.                      1998

Daniel L. Feist          Realtor; Broker; Real Estate
age 67                   Developer; Builder; General
Trustee                  Contractor; President-Owner Feist
                         Construction & Realty; Investor;
                         Businessman; former Director of
                         First Bank - Minot, N.A.;
                         Director N.D. Holdings, Inc. - Minot      1985

Patrick G. Jones         Investor
age 51
Trustee                                                            1985

Timothy P. Mihalick      Vice President of IRET and
Age 40                   Vice President of Odell-Wentz
Nominee                  & Associates, L.L.C.                       N/A

Jeff L. Miller           Investor; Businessman; President
age 55                   of M&S Concessions, Inc. and
Trustee and Vice-        former president of Coca-Cola
  Chairman               Bottling Co. of Minot; former
                         Director of First Bank - Minot            1985

Stephen L. Stenehjem     President and Chief Executive
Age 44                   Officer of Watford City
Nominee                  BancShares, Inc.; Owner of First
                         International Insurance; President
                         and Chairman of First International
                         Bank, Watford City, ND                     N/A

Thomas A. Wentz, Jr.     Attorney, Pringle & Herigstad,
age 33                   P.C.; Sole General Partner of
Trustee                  WENCO, Ltd.                               1996

     During the fiscal year ending April 30, 1999, there were twelve regular meetings of the Board of Trustees. All of the trustees attended 75% or more of the meetings held during said fiscal year.

     The audit committee consists of Ralph A. Christensen, Mike F. Dolan and Jeff L. Miller, all of whom are independent trustees and are appointed by the Board.

     There are no separate nominating or compensation committees of the Board of Trustees, which duties are performed by the Board as a whole.

     The last shareholder meeting at which trustees were elected was held on August 18, 1998, at which meeting shareholders owning 60.66% of the shares of IRET entitled to vote were present in person, or by proxy. The ten nominees received 100% of the total shares voted at such meeting.

SECURITIES OWNERSHIP BY, COMPENSATION OF, AND TRANSACTIONS WITH
TRUSTEES AND OFFICERS
---------------------------------------------------------------
     The following tabulation shows the securities ownership of and compensation paid by IRET to its Trustees, Trustees Emeritus and Officers during its Fiscal Year ended April 30, 1999. IRET has no retirement, bonus or any deferred, direct or indirect compensation plan and no other compensation will accrue, directly or indirectly, to any of the following persons, except as noted below.

                                                      CASH COMPENSATION
                              SECURITIES               FOR YEAR ENDED
NAME                         OWNERSHIP (1)             APRIL 30, 1999
_______________________________________________________________________

TRUSTEES

C. Morris Anderson             185,754                   $12,001.00

Ralph A. Christensen            42,659                    15,262.25

John F. Decker                  23,392                     7,933.00

Mike F. Dolan                  236,770                    13,683.25

J. Norman Ellison, Jr.          19,177                    12,101.00

Daniel L. Feist                526,269                    12,201.00

Patrick G. Jones                96,403                    12,201.00

Jeff L. Miller                 162,908                    13,583.25

Thomas A. Wentz, Jr.           174,255                          (3)

TRUSTEE EMERITUS

John D. Decker                  63,312                     4,268.00

OFFICERS

Roger R. Odell                 290,538                          (2)
President

Thomas A. Wentz, Sr.           224,976                    (2 and 3)
Vice President

Timothy P. Mihalick             16,014                          (2)
Vice President

Diane K. Bryantt                 1,688                          (2)
Secretary                    _________
                             2,064,115

  (1) Includes all Shares of Beneficial Interest and Limited Partnership Units of IRET Properties exchangeable into Shares of Beneficial Interest owned directly by the person indicated or indirectly owned by such person's spouse, minor children, Individual Retirement Account, corporation, partnership or in any manner giving power to direct the voting of such securities.

  (2) Mr. Odell and Mr. Wentz, Sr. are members of Odell-Wentz & Associates, L.L.C., the Advisor to the Trust. Mr. Mihalick is Vice-President and Principal Operating Officer of the Advisor. Diane Bryantt is
      Secretary and Controller of IRET and the Advisor. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1999, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $951,234. The terms of said Advisory Agreement are explained below. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder, also furnishes real estate management services to the Trust and receives as compensation a percentage of rents received from such real estate. For the fiscal year ending April 30, 1999, Investors Management & Marketing, Inc. received $609,783 as real estate management commissions. In addition, Inland National Securities,
      Inc., a corporation in which Mr. Odell and members of his family are minority shareholders, acts as a broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1999, the Trust paid Inland National Securities, Inc. $157,392 as security sales fees.

  (3) Mr. Wentz, Jr. is a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust. Mr. Wentz, Sr. was a member of the firm until August 1, 1998. During the fiscal year ending April 30, 1999, the Trust paid Pringle & Herigstad, P.C. the sum of $33,022 for legal services rendered and disbursements made on behalf of the Trust.

ADVISORY AGREEMENT
------------------
     Roger R. Odell has served as advisor to IRET since its formation in 1970. As of January 1, 1986, a revised Advisory Agreement was entered into between IRET and Odell-Wentz & Associates, L.L.C., a partnership of Roger R. Odell and Thomas A. Wentz, Sr. Mr. Odell serves as president and Mr.
Wentz, Sr. serves as vice-president of IRET. Mr. Wentz, Sr. also served as attorney for IRET since its formation until August 1, 1998, as a member of the law firm of Pringle & Herigstad, P.C.

     Under the Advisory Agreement, the advisor has the following duties and responsibilities:

        Advisor, at its expense, shall provide suitable office facilities for IRET in Minot, North Dakota, and shall provide sufficient staff and other equipment to conduct the day-to-day operations of IRET. Advisor shall furnish a computer and all other office equipment necessary to conduct the operations of IRET and shall pay for all routine supplies, postage, and other costs of operating said office. IRET shall be billed by the Advisor for stationery and other forms and documents printed especially for IRET, the printing of the annual report and quarterly reports and other communications to Shareholders and also for the postage for mailing reports, checks and other documents to Shareholders.

        The Advisor, under the direction of trustees, shall be responsible to conduct all operations of IRET including:

          Collection of rent, contract and mortgage payments and depositing the same in IRET bank accounts;

          Payment of bills;

          Disbursements of dividends;

          Preparing monthly reports to the trustees;

          Preparing quarterly and annual reports to Shareholders;

          Preparing notices of Shareholders' meetings and proxies and proxy statements; and

          Advising the trustees as to investment decisions including acquisition and disposition of real estate and other permissible investments.

        For providing the above services, the Advisor is compensated as follows:

        BASIC COMPENSATION. Advisor shall receive monthly as its basic compensation for the above described services a percentage of the "net invested assets" of IRET held on the last day of the month for which the payment is made as follows:

          1/12th of .9% of net invested assets up to $10,000,000; and

          1/12th of .8% of net invested assets over $10,000,000 but not less than $20,000,000; and

          1/12th of .7% of net invested assets in excess of $20,000,000.

        For the purpose of this agreement, "net invested assets" shall be determined as follows:

          Add:      + total assets at cost

                    + depreciation reserve

                    + unearned contract receivable discount + deferred gain
                      account

          Subtract: - cash

                    - marketable securities, less margin accounts

                    - total liabilities

     ADDITIONAL COMPENSATION. For its services in investigating and negotiating the acquisition of real estate equities, mortgages or contracts for deed by IRET, the Advisor shall receive a fee of 1/2 of 1 percent of the first $2,500,000 of value of any such asset which is recommended to and acquired by IRET, except on new construction projects for which the fee is 1/2 of 1 percent of the total cost.

     LIMITATION. Notwithstanding the foregoing, the total compensation received by the Advisor set forth above during any one fiscal year of IRET when added to trustees' fees and other administrative costs of IRET shall not exceed the lesser of the following: 2 percent of net invested assets (as set forth above) or 25 percent of the net taxable income of IRET for such fiscal year.

     Said Advisory Agreement is for a term of one year to continue for successive terms on the same conditions until terminated by written notice of either party and is also subject to a 60 day termination by either party and by the Shareholders holding a majority interest in IRET.

SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
-----------------------------------------------------
     Brady, Martz & Associates, P.C., Minot, North Dakota, has served as the independent certified public accountant for IRET since its formation in 1970. This firm has examined and reported on IRET's financial statements for all of its fiscal years including the fiscal year ending April 30, 1999.

     The Board of Trustees of IRET has selected Brady, Martz & Associates, P.C., as the independent certified public accountant for IRET for its fiscal year ending April 30, 2000, subject to ratification or rejection by the Shareholders. IRET is advised that neither Brady Martz & Associates nor any of its professional members has any direct or indirect material financial interest in IRET.

     It is expected that a representative of Brady, Martz & Associates will be present at the Annual meeting.

     The Board of Trustees recommends that the Shareholders vote FOR the ratification of the selection of Brady, Martz & Associates, P.C., as the independent certified public accountant for IRET.


SHAREHOLDERS PROPOSALS FOR 2000 ANNUAL MEETING
----------------------------------------------
     A proposal submitted by a Shareholder for action at IRET's 2000 Annual Meeting must be received by IRET at its offices at 12 South Main, Minot, North Dakota 58701, not later than May 31, 2000, in order to be included in IRET's proxy statement for the 2000 Annual Meeting. It is suggested that proposals be submitted by certified mail, return receipt requested.


OTHER MATTERS
-------------
     The trustees do not know of any other business which will be presented for consideration at the meeting. If any other business properly comes before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as proxies are not limited to the contrary.

Diane K. Bryantt
Secretary

FIVE-YEAR PERFORMANCE COMPARISON
--------------------------------
     The table below provides an indicator of the cumulative total shareholder returns for the Trust as compared to the S&P 500 Stock Index and a Peer Group
(1). The comparison assumes the investment of $100 in the stock of IRET and in each of the indices, and the quarterly reinvestment of all dividends. The comparison is not necessarily indicative of future results.

        April 30,  April 30,  April 30,  April 30,  April 30,  April 30,
          1994       1995       1996       1997       1998       1999
        ---------  ---------  ---------  ---------  ---------  ---------
IRET      100       113.87     129.13     144.08     158.51     180.69

S&P       100       116.60     147.89     182.66     248.14     303.05
500

Peer      100        98.02     117.12     152.75     181.60     162.65
Group

  (1) The Peer Group consists of the real estate investment trusts included by the National Association of Real Estate Investment Trusts in its "Equity REIT Index." IRET is classified by NAREIT as an equity real estate investment trust (more than 75% of assets invested in real estate equities), but is not included in said statistical index.